Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVALANCHE BIOTECHNOLOGIES, INC.

Avalanche Biotechnologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: The name of Corporation is Avalanche Biotechnologies, Inc. and the original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 17, 2006, an amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 27, 2010, amendments to the amended and restated certificate of incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on March 5, 2013 and November 8, 2013, and amended and restated certificates of incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on April 15, 2014 and August 5, 2014 (as amended, the “Certificate of Incorporation”).

SECOND: This Certificate of Amendment, which further amends the provisions of the Corporation’s Certificate of Incorporation, has been duly adopted by resolution of the Board of Directors of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware .

THIRD: Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

ARTICLE I

The name of the corporation is Adverum Biotechnologies, Inc. (the “Corporation”).

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby shall be effective immediately upon filing of the Certificate of Amendment with the Secretary of State of Delaware.

(Signature follows)

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 11th day of May, 2016.

AVALANCHE BIOTECHNOLOGIES, INC.

By:	/s/ Paul B. Cleveland
Name: Paul B. Cleveland
Title: Chief Executive Officer